PILGRIM AMERICA PRIME RATE TRUST

                    10,000,000 Shares of Beneficial Interest
                                without par value


                             SALES AGENCY AGREEMENT

                                                        May __, 1998


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019


Gentlemen:

     Pilgrim America Prime Rate Trust, a Massachusetts business trust (the "Trust"), and Pilgrim America Investments, Inc., a Delaware corporation, (the
"Investment Manager"), each confirms its agreement (the "Agreement") with PaineWebber Incorporated (the "Agent"), as follows:

     SECTION 1. Description of Securities. The Trust proposes to issue and sell through the Agent, as sales agent, up to 10,000,000 shares (the "Maximum Amount") of beneficial interest, without par value (the "Common Shares"), on the terms set forth in Section 3 hereof.

     SECTION 2. Representations and Warranties of the Trust and the Investment Manager. (a) The Trust and the Investment Manager each severally represents and warrants to, and agrees with, the Agent as of the date hereof and as of each Closing Date (as hereinafter defined) (each such date being hereinafter referred to as the "Representation Date") that:

                  (i) The Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-29805) and a related preliminary prospectus for the registration of the Common Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to each Representation Date. The Trust will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Trust previously filed a notification on Form N-8A of registration of the Trust as an investment company under the 1940 Act and the rules and regulations of the Commission under the 1940 Act (together with the rules and regulations under the 1933 Act, the "Rules and Regulations"). The registration statement, and the prospectus constituting a part thereof, each as from time to time amended or supplemented pursuant to the 1933 Act, are herein referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agent by the Trust for use in connection with the offer of the Common Shares (the "Offer") that differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Trust pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Agent for such use.

                  (ii) At the time the Registration Statement becomes effective and at each Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the termination of this Sales Agency Agreement (the "Termination Date"), the Prospectus (unless the term "Prospectus" refers to a prospectus that has been provided to the Agent by the Trust for use in connection with the Offer which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Agent for such use) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Agent furnished to the Trust by the Agent in writing for use in the Registration Statement or Prospectus or to information describing the manner in which the Agent shall sell Common Shares under this Agreement.

                  (iii) The accountants who certified the financial statements included in the Registration Statement are independent public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

                  (iv) The financial statements included in the Registration Statement present fairly the financial position of the Trust as of the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the heading "Financial Highlights and Investment Performance -- Trust Characteristics and Composition" sets forth accurately certain information with respect to the characteristics of the Trust's investment portfolio as of February 28, 1998.

                  (v) Since the respective dates as of which information is given in the Registration Statement and in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Trust, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Trust which are material to the Trust other than those in the ordinary course of business and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its shares of beneficial interest, other than dividends or distribution made in the ordinary course of business or made for the purpose of maintaining the Trust's qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code").

                  (vi) The Trust has been duly created and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts with power and authority to own its own properties and conduct its business as described in the Registration Statement; the Trust is duly qualified as a foreign business trust to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Trust; and the Trust has no subsidiaries.

                  (vii) The Trust is registered with the Commission under the 1940 Act as a closed-end diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission. No person is serving or acting as an officer of the Trust who is ineligible to serve in such office under the 1940 Act and no person is acting or serving as trustee of the Trust except in accordance with the provisions of the 1940 Act.

                  (viii) The Trust owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to carry on its businesses as contemplated in the Prospectus and the Trust has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, covenants, orders, approvals or authorizations.

                  (ix) The authorized, issued and outstanding Common Shares as of the date hereof is as set forth in the Prospectus under the caption "Description of the Shares", except for any Common Shares that may have been issued under the Trust's Dividend
                  Reinvestment and Cash Purchase Plan (the "Cash Purchase Plan"), pursuant to this Agreement, in privately negotiated transactions of which the Agent shall have received notice pursuant to Section 4(k) hereof (the "Privately Negotiated Transactions") or in other transactions which the Agent receives notice of pursuant to Section 4(k) hereof; the outstanding Common Shares have been duly authorized by all requisite trustee action on the part of the Trust and are validly issued and fully paid and non-assessable by the Trust; the Common Shares to be sold pursuant to this Agreement have been duly authorized by all requisite trustee action on the part of the Trust for issuance pursuant to the terms of this Agreement and, when issued and delivered by the Trust pursuant to the terms of this Agreement against payment of consideration therefor, will be validly issued and fully paid and non-assessable by the Trust; the Common Shares conform in all material respects to the description thereof set forth in the Prospectus under the caption "Description of the Shares"; and the issuance of each of the Common Shares is not subject to preemptive rights.

                  (x) (A) The Trust is not in violation of its Agreement and Declaration of Trust, as amended (the "Declaration"), or as supplemented by its by-laws (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; (B) (i) the execution and delivery of each of this Agreement and the Investment Management Agreement referred to in the Prospectus (the "Investment Management Agreement") and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary trustee action of the Trust and will not conflict with or constitute a breach of, or, with or without giving notice or the lapse of time or both, a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or By-Laws or, to the best knowledge of the Trust and the Investment Manager, any law, administrative regulation or administrative or court decree applicable to the Trust, and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Trust of the transactions contemplated by this Agreement except such as has been obtained under the 1940 Act and the 1933 Act or as may be required under the state securities or Blue Sky laws or foreign securities laws in connection with the sale of Common Shares pursuant to this Agreement, (ii) each of this Agreement and the Investment Management Agreement complies with all applicable provisions of the 1940 Act, except that with respect to this Agreement, no representation is made as to compliance with Section 17(i) of the 1940 Act, and (iii) each of this Agreement and the Investment Management Agreement is in full force and effect and constitutes a valid and binding obligation of the Trust, enforceable in accordance with its terms, except that with respect to this Agreement, no representation is made as to compliance with Section 17(i) of the 1940 Act, and subject, as to enforcement, to bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting creditors' rights generally and to general principles of equity.

                  (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust, threatened against or affecting, the Trust, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Trust, or might materially and adversely affect the properties or assets of the Trust; and there are no material contracts or documents of the Trust which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or the Rules and Regulations which have not been so filed.

                  (xii) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiii) The Trust owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct its business as described in the Registration Statement, and the Trust has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Trust.

                  (xiv) Since the date of its organization, the Trust has qualified as a regulated investment company under Subchapter M of the Code (except that the Investment Manager only makes such representation as of April 7, 1995, the date that it first became the Investment Manager) and intends to continue so to qualify. In addition, the Trust intends to direct the investment of the proceeds of the Offer in such a manner as to comply with the requirements of Subchapter M of the Code.

                  (xv) The Common Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the "NYSE").

                  (xvi) The Trust has not, directly or indirectly, (i) taken any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Common Shares or (ii) except for the Privately Negotiated Transactions, sales pursuant to the Cash Purchase Plan and other transactions which the Agent receives notice of pursuant to Section 4(k), since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Common Shares or
                  (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust (except for the sale of Common Shares under this Agreement).

                  (xvii) The Common Shares have an ADTV (as defined in Regulation M of the Exchange Act ("Regulation M")) value of at least $1 million and have a public float of at least $150 million.

     (b) The Investment Manager represents and warrants to the Agent as of the date hereof and as of each Representation Date as follows:

                  (i) The Investment Manager has been duly organized as a corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus; the Investment Manager is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify, either individually or in the aggregate, would have a material adverse effect upon the operations or financial condition of the Investment Manager.

                  (ii) The Investment Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting as Investment Manager to the Trust under the terms of the Investment Management Agreement as contemplated by the Prospectus.

                  (iii) The description of the Investment Manager in the Prospectus is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and there are no pending legal proceedings that would be required to be described under Item 12 of Form N-2.

                  (iv) Each of this Agreement and the Investment Management Agreement has been duly authorized, executed and delivered by the Investment Manager; each of this Agreement and the Investment Management Agreement is in full force and effect and constitutes a valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and to general principles of equity; and neither the execution and delivery of this Agreement nor the performance by the Investment Manager of its obligation hereunder or under the Investment Management Agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a material default under any agreement or instrument to which the Investment Manager is a party or by which the Investment Manager is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Manager or its properties or operations.

                  (v)  The  Investment  Manager  has  the  financial   resources
                  available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

                  (vi) The Investment  Manager has not,  directly or indirectly,
                  (i) taken any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Common Shares or (ii) except for the Privately Negotiated Transactions, sales pursuant to the Cash Purchase Plan and other transactions which the Agent receives notice of pursuant to Section 4(k), since the filing of the Registration Statement, (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of the Common Shares or
                  (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

                  (vii) Since the respective dates of the latest Form 10-K and Form 10-Q filed by the Investment Manager's parent company, Pilgrim America Capital Corporation, except as otherwise stated therein, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) or management of the Investment Manager, or in the earnings, business affairs or business prospects of the Investment
                  Manager, whether or not arising in the ordinary course of business.

                  (viii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Investment Manager or materially and adversely affect the properties or assets of the Investment Manager; and there are no material contracts or documents of the Investment Manager that are required to be disclosed in the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations that have not been so disclosed therein.

     (c) Any certificate signed by any officer of the Trust or the Investment Manager and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the Trust or the Investment Manager, as the case may be, to the Agent, as to the matters covered thereby.

     SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to issue and sell through the Agent, as exclusive sales agent for the sale of Common Shares pursuant to this Agreement or an arrangement similar to that contemplated by this Agreement, and the Agent agrees to sell, as sales agent for the Trust, on a reasonable efforts basis, up to the Maximum Amount of Common Shares during the term of this Agreement in accordance with the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the rules of the NYSE, the Conduct Rules of the National Association of Securities Dealers, Inc. and the terms set forth herein; provided, however, the Trust and the Agent shall suspend the sale of Common Shares if the per share price for the Common Shares is less than the Minimum Price (as defined below); provided, further, that the Agent and the Trust agree that Pilgrim America Securities, Inc. ("PASI") may provide administrative services to the Trust in connection with sales under this Agreement but shall not act as a sales agent; provided, further, that the Agent shall not be deemed to be in violation of this sentence if such violation is caused by the activities of PASI or by the failure of the Trust to comply with its agreements and representations contained herein. The Trust shall calculate the Current Net Asset Value (as such term is used in Section 23(b) of the 1940
Act) per Common Share at the close of business on each day and shall notify the Agent of the result of such calculation by 5:30 p.m. on each day. "Minimum Price" means a price equal to (1) the Current Net Asset Value per Common Share as determined by the Trust on the preceding business day plus (2) the per Common Share amount of any commission to be paid to the Agent hereunder.

     The Common Shares, up to the Maximum Amount, are to be sold on such days as shall be agreed to by the Trust and the Agent. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell the entire Maximum Amount. The Agent shall sell the Common Shares only by means of transactions effected on the NYSE. The Agent shall not solicit or arrange for the solicitation of customers' orders in anticipation of or in connection with such transactions. The Agent shall calculate the ADTV (as defined in Regulation
M) of the Common Shares on a weekly basis. If either party has reason to believe that the exemptive provisions set forth in rule 101(c)(1) of Regulation M, are not satisfied, it shall promptly notify the other party and sales of Common Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. In addition, the Trust or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of Common Shares at any time and each party agrees to promptly suspend the offering of Common Shares upon such notice; provided, however, that such suspension or termination shall not affect or impair the parties' respective obligations with respect to Common Shares sold hereunder prior to the giving of such notice.

     In connection with the sale of Common Shares under this Agreement, the Agent is not authorized by the Trust to give any information or to make any representations in connection with this Agreement other than those contained in the Registration Statement and the Prospectus, and agrees not to give any unauthorized information or to make any unauthorized representations. Except as specifically provided in this Agreement, the Agent is not authorized to act as an agent for the Trust, and agrees not to act or to purport to act as an agent for the Trust.

     The Trust and the Agent shall agree upon the number of Common Shares to be sold on any business day. The compensation to the Agent for sales of Common Shares shall be at a fixed commission rate of 3% of the gross sales price per share of the first 4,000,000 Common Shares sold under this Agreement and 2.25% of the gross sales price for the next 6,000,000 Common Shares sold.

     The Agent shall provide written confirmation to the Trust following the close of business on any day in which Common Shares are sold under this Agreement setting forth the number of Common Shares sold, the gross proceeds from the sale of such shares, the highest and lowest executed sales price at which such shares were sold, the net proceeds to the Trust and the compensation payable by the Trust to the Agent with respect to such sales.

     Settlement for sales of Common Shares will occur on the third business day following the date on which such sales are made (each a "Closing Date"). The amount of proceeds for such sales to be delivered to the Trust against the receipt of the Common Shares sold shall be equal to the aggregate sales prices at which such Common Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for Common Shares shall be effected by free delivery of shares to the Agent's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Trust.

     On each Closing Date, the Trust shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. On the first day of each month, the Trust shall affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement. The Trust covenants and agrees with the Agent that the Trust will file a prospectus supplement under the applicable paragraph of Rule 497 of the Rules and Regulations at such times as may be required by the 1933 Act and the Rules and Regulations (but in any event not later than the second business day after the end of the week during which sales of Common Shares occur), which prospectus supplement will set forth the number of Common Shares sold through the Agent, the highest and lowest executed sales price at which Common Shares were sold, the net proceeds to the Trust and the compensation payable by the Trust to the Agent. Any obligation of the Agent to use its reasonable efforts to sell the Common Shares shall be subject to the continuing accuracy of the representations and warranties of the Trust herein, to the performance by the Trust of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

     SECTION 4. Covenants of the Trust. The Trust covenants and agrees with the Agent that:

     (a) The Trust will use its best efforts (i) to cause the Registration Statement to become effective under the 1933 Act, and (ii) if required, to cause the issuance of any orders exempting the Trust from any provisions of the 1940 Act, in which case it will advise the Agent promptly as to the time at which any such orders are issued.

     (b) The Trust will orally notify the Agent promptly, and confirm the notice in writing, of the (i) effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) receipt of any comments from the Commission, (iii) request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or additional information, (iv) issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (v) issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Trust as an investment company under the 1940 Act or the initiation of any proceeding for that purpose and (vi) suspension of the qualification of the Common Shares for offering or sale in any jurisdiction. The Trust will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) or subsection (vi) hereunder and, if any such stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Trust will give the Agent notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Trust proposes for use by the Agent, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Agent and counsel for the Agent with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Agent or counsel for the Agent reasonably shall object.

     (d) During the period in which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, the Trust will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's or counsel for the Agent's reasonable opinion, may be necessary or advisable in connection with the distribution of the Common Shares by the Agent; and it will furnish to the Agent and counsel for the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Trust will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 497 of the Rules and Regulations within the time period prescribed.

     (e) Within the time during which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, the Trust will comply as far as it is able with all requirements imposed upon it by the 1933 Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Common Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the 1933 Act, the Trust will promptly notify the Agent to suspend the offering of Common Shares during such period and the Trust will amend or supplement the Registration Statement or Prospectus so as to correct such statement or omission or effect such compliance.

     (f) The Trust will use its best efforts to qualify the Common Shares for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Common Shares, except that the Trust shall not be required in connection therewith to qualify as a foreign business trust or to execute a general consent to service of process in any jurisdiction.

     (g) The Trust will furnish to the Agent and its counsel (at the expense of the Trust) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Common Shares is required to be delivered under the 1933 Act, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations and the Trust and the Agent agree that the delivery of the Prospectus to any other person is not required under this Agreement for so long as the Common Shares are listed on the NYSE.

     (h) The Trust will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Rule 158 of the Rules and Regulations covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

     (i) The Trust, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Common Shares, (iii) the reasonable fees and disbursements of the Trust's counsel and accountants, (iv) the qualification of the Common Shares under securities laws in accordance with the provisions of
Section 4(f) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Agent in connection therewith, (v) the printing and delivery to the Agent of copies of the preliminary prospectus, of the Prospectus and any amendments or supplements thereto, and of this Agreement,
(vi) the fees and expenses incurred in connection with the listing of the Common Shares on the NYSE, and (vii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. The Agent will pay the fees and disbursements of its legal counsel; provided, however, that if 2,000,000 Common Shares are not sold by the Agent pursuant to the terms of this Agreement within one year of the date of this Agreement, then the Trust will promptly, upon the request of the Agent, reimburse the Agent for the fees and disbursements of the Agent's legal counsel incurred in connection with the establishment of the structured equity shelf program established by this Agreement up to an amount of $50,000.

     (j) The Trust will apply the net proceeds from the sale of the Common Shares as set forth in the Prospectus.

     (k) The Trust will not, directly or indirectly, offer or sell any Common Shares (other than the Common Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Shares during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without (a) giving the Agent at least one business day's prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) suspending activity under this program for such period of time as may reasonably be determined by agreement of the Trust and the Agent; provided, however, that no such notice and suspension shall be required in connection with the Trust's issuance or sale of Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof or in connection with the Trust's issuance or sale of Common Shares under the terms of the Cash Purchase Plan (as in effect on the date hereof).

     (l) The Trust will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

     (m) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement), the Trust shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment or supplement, the date of effectiveness of amendment, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (n) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement), the Trust shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Dechert Price & Rhoads, counsel to the Trust ("Trust Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion and additional statement referred to in
Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

     (o) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Trust shall cause KPMG Peat Marwick LLP, or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent, with a copy to counsel to the Agent, a letter, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the Agent acknowledges that no such letter shall be required for a supplement filed pursuant to Rule 497(h) under the 1933 Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement.

     (p) The Trust hereby consents to the Agent trading in the Trust's Common Shares for the Agent's own account and at the same time as the Trust's sales agent pursuant to this Agreement.

     (q) The Trust will use its best efforts to maintain its qualification as a regulated investment company entitled to the benefits of Subchapter M of the Code.

     (r) The Trust and the Investment  Manager will not, directly or indirectly,
(i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Common Shares or (ii) except for the Privately Negotiated Transactions, sales pursuant to the Cash Purchase Plan and other transactions which the Agent receives notice of pursuant to Section 4(k), sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Common Shares or pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Trust (except for the sale of Common Shares under this Agreement).

     SECTION 5. Conditions of Agent's Obligations. The obligations of the Agent to use reasonable efforts to sell the Common Shares as provided herein shall be subject to the accuracy, as of the date hereof, and as of each Closing Date, of the representations and warranties of the Trust and the Investment Manager contained herein, to the performance by each of them of their respective obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Trust or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent's satisfaction.

     (b) The Agent shall not have advised the Trust that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capitalization of the Trust, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Trust.

     (d) The Agent shall have received by the first day on which sales are permitted to be made by the Agent hereunder (the "Commencement Date") and at every other date specified in Section 4(n) hereof, opinions of Trust Counsel, which opinion may rely, in part as to matters of Delaware law, upon an opinion from other counsel to the Trust or the Investment Manager satisfactory to the Agent, dated as of the Commencement Date and dated as of such other date, respectively, to the effect that:

                  (i) The Trust has been duly established and is validly existing as a business trust in good standing under the laws of the Commonwealth of Massachusetts, and the Investment Manager has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) Each of the Trust and the Investment Manager has the trust and corporate power and authority, respectively, to own, lease and operate its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus.

                  (iii) Each of the Trust and the Investment Manager is duly qualified as a trust and corporation, respectively, to transact business and is in good standing in the jurisdiction of its principal place of business and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Trust or the Investment Manager.

                  (iv) The Trust has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates specified therein. All of the outstanding Common Shares have been duly authorized by requisite trustee action on the part of the Trust and validly issued, are fully paid and non-assessable by the Trust and conform to the description thereof in the Prospectus.

                  (v) The Common Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable (except as set forth in the Prospectus) and conform to the description thereof in the Prospectus; the issuance of the Common Shares is not subject to any preemptive or other rights to subscribe for any of the Common Shares under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trust is a party or by which the Trust or any of its properties are bound, or under the Declaration or By-Laws of the Trust, or under Massachusetts General Laws; the statements set forth in the Prospectus under the headings "Description of the Trust", insofar as such statements constitute legal matters, are accurate; all action required to be taken for the authorization, issue and sale of the Common Shares have been validly and sufficiently taken; the form of certificate, if any, used to evidence the Common Shares are in proper form and comply with all applicable statutory requirements and the Common Shares are the subject of an effective registration statement permitting their sale in the manner contemplated by this Agreement.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Trust and the Investment Manager, complies with all applicable provisions of the 1940 Act, the Advisers
                  Act and the rules and regulations under such acts and constitutes a valid and binding agreement of the Trust and the Investment Manager, enforceable in accordance with its terms (except that with respect to this Agreement, no representation is made as to compliance with Section 17(i) of the 1940 Act), subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (vii) The Investment Management Agreement has been duly authorized, executed and delivered by the Trust and the
                  Investment Manager, complies as to form in all material respects with all applicable provisions of the 1940 Act, the Advisers Act and the rules and regulations under such acts and constitutes the valid and binding obligation of each of the Trust and the Investment Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (viii) The Registration Statement has become effective under the 1933 Act; to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                  (ix) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations. (x) The description in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required.

                  (xi) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Trust or the Investment Manager that are required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those respectively described or referred to therein or filed as exhibits thereto, the descriptions thereof and references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

                  (xii) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Common Shares pursuant to this Agreement, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to the best of such counsel's knowledge and information, the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement by the Trust and the Investment Manager will not conflict with, or constitute or result in a breach or violation by the Trust or the Investment Manager of or a default under, any of the terms or provisions of, (i) any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Trust or the Investment Manager is a party or by which any of them is bound or to which any of their property or assets are subject, (ii) the provisions of the Declaration or By-Laws of the Trust and the charter and by-laws of the Investment Manager or (iii) any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body applicable to the Trust or the Investment Manager or any of their properties.

                  (xiii) The Trust is registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and all required action has been taken by the Trust under the 1933 Act, the 1940 Act and the Rules and Regulations to make and consummate the Offer; the provisions of the Declaration and By-Laws of the Trust comply in all material respects with the requirements of the 1940 Act and the rules and regulations thereunder; and, to the best of such counsel's knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) of the 1940 Act, has been issued or proceedings therefor initiated or threatened by the Commission.

                  (xiv) The information in the Prospectus under the caption "Description of the Trust" and in the Statement of Additional Information under the caption "Tax Matters", to the extent that it constitutes matters of law or legal conclusions thereunder, has been reviewed by such counsel and is accurate and correct in all material respects.

                  (xv) The Investment Manager is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Management Agreement for the Trust as contemplated by the Registration Statement and the Prospectus.

                  (xvi) The  Investment  Management  Agreement  and the  Custody
                  Agreement have been authorized, executed and delivered in compliance with the 1940 Act and the Advisers Act.

     In addition, such counsel shall additionally state that nothing has come to such counsel's attention that would lead them to believe that the Registration Statement (other than the financial statements and other financial information included therein, as to which no belief need be stated), at the time it (including any post-effective amendment) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information included therein, as to which no belief need be stated), and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date and at each Closing Date on or prior to the date of the opinion included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) At the Commencement Date and at such other dates specified in Section 4(o) hereof, the Agent shall have received a letter from KPMG Peat Marwick LLP, independent public accountants for the Trust, or other independent accountants satisfactory to the Agent, dated the date of delivery thereof, substantially in the form attached hereto as Annex I and otherwise in form and substance satisfactory to the Agent.

     (f) The Agent shall have received a certificate, or certificates, signed by the President or a Vice President and by the principal financial or accounting officer of each of the Trust and the Investment Manager, dated as of the Commencement Date and dated as of the first day of each month (each a "Certificate Date"), to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) the representations and warranties of the Trust in this Agreement are true and correct, as if made at and as of such Certificate Date, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Certificate Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                  (iii) the Registration Statement and the Prospectus contain all statements that are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and conform in all material respects to the requirements of the 1933 Act, 1940 Act and the Rules and Regulations and the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no action suit or proceeding of law or in equity is pending or, threatened against the Trust or the Investment Manager, that would be required to be set forth in the Registration Statement and the Prospectus other than as set forth therein;

                  (iv) there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Trust or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus;

                  (v)  the  Investment  Manager  has  the  financial   resources
                  available to it necessary for the performance of its services and obligations as contemplated in the Prospectus; and

                  (vi) no proceedings are pending or, to the knowledge of the Trust or the Investment Manager, threatened against the Trust or the Investment Manager, before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Trust or the Investment Manager, other than as set forth in the Registration Statement and the Prospectus.

     In addition, on each Certificate Date the certificate shall also state that the Common Shares to be sold to that date have been duly and validly authorized by the Trust and that all action required to be taken for the authorization, issuance and sale of the Common Shares has been validly and sufficiently taken.

     (g) At the Commencement Date and on each Closing Date, the Trust shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Trust will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

     SECTION 6. Indemnification and Contribution.

     (a) Each of the Trust and the Investment Manager, jointly and severally, agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Trust or based on written information furnished by or on behalf of the Trust filed in any jurisdiction in order to qualify the Common Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement, or (iv) the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by, this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage (1) arises from the sale of the Common Shares pursuant to this Agreement and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Trust by the Agent expressly for inclusion in any document described in clause (a)(i) above, or (2) is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Agent or the reckless disregard by the Agent of its duties and obligations hereunder. This indemnity agreement will be in addition to any liability that the Trust and the Investment Manager might otherwise have.

     (b) The Agent agrees to indemnify and hold harmless the Trust and the Investment Manager, each person, if any, who controls the Trust or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, each trustee/director of the Trust and the Investment Manager and each officer of the Trust who signs the Registration Statement to the same extent as the foregoing indemnity from the Trust and the Investment Manager to the Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Trust by the Agent expressly for use in any document described in clause (a)(i) above. This indemnity will be in addition to any liability that the Agent might otherwise have; provided, however, that in no case shall the Agent be liable or responsible for any amount in excess of the commissions received by the Agent hereunder.

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of such commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party, for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6 (c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Trust and the Investment Manager or the Agent, the Trust, the Investment Manager and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Trust or the Investment Manager from persons other than the Agent, such as persons who control the Trust within the meaning of the 1933 Act, officers of the Trust who signed the Registration Statement and directors of the Trust, who also may be liable for contribution) to which the indemnified party may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Trust and the Investment Manager on the one hand and the Agent on the other. The relative benefits received by the Trust and the Investment Manager on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total commissions received by the Agent from the sale of the Common Shares on behalf of the Trust. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Trust and the Investment Manager, on the one hand, and the Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, or other conduct giving rise to liability, relates to information supplied by the Trust or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and the conduct of the parties. The Trust, the Investment Manager and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the 1933 Act, and any officers, directors, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer of the Trust who signed the Registration Statement will have the same rights to contribution as the Trust, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Trust and the Investment Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, (ii) acceptance of the Common Shares and payment therefore or (iii) any termination of this Agreement.

     SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Trust herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Trust (or any of their officers, directors or controlling persons), and shall survive delivery of and payment for the Common Shares.

     SECTION 8. Termination.

     (a) The Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any material adverse change, or any development has occurred that is reasonably expected to cause material adverse change, in the business, financial condition or results of operations of the Trust or the Investment Manager has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Common Shares, (ii) the Trust or the Investment Manager shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder,
(iii) any other condition of the Agent's obligations hereunder is not fulfilled,
(iv) any suspension or limitation of trading in the Common Shares on the NYSE, or any setting of minimum prices for trading of the Common Shares on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Common Shares to be sold by the Agent on behalf of the Trust. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (b) The Trust shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(i), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

     (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(i), Section 6 and Section 7 shall remain in full force and effect.

     (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Trust, as the case may be.

     SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, telecopy no. (212) 713-4205, attention: Corporate Finance Department, or if sent to the Trust or the Investment Manager, shall be mailed, delivered, telexed or telecopied and confirmed to the Trust or the Investment Manager at Two Renaissance Square, 40 North Central Avenue, Suite 1200, Phoenix, Arizona 85004, attention: Daniel A. Norman. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

     SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Trust and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

     SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount and the Minimum Price) shall be adjusted to take into account any stock split effected with respect to the Common Shares.

     SECTION 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

     SECTION 13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the understanding between the Trust and the Investment Manager and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Trust, the Investment Manager and the Agent. Alternatively, the execution of this Agreement by the Trust and the Investment Manager and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                       Very truly yours,

                                       PILGRIM AMERICA PRIME RATE TRUST





                                        By:_________________________________
                                       Name:
                                       Title:


                                       PILGRIM AMERICA INVESTMENTS, INC.





                                        By:_________________________________
                                       Name:
                                       Title:





ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED


By:
Name:
Title:

Annex I


                             Form of Comfort Letter



                                    [To come]